UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
   Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

        Date of Report (Date of earliest event reported): March 15, 2007

                           Dayton Superior Corporation
             (Exact name of Registrant as specified in its charter)

        Delaware                        1-11781                   31-0676346
(State or other jurisdiction of        (Commission              (IRS Employer
 incorporation or organization)        File Number)          Identification No.)


7777 Washington Village Drive, Dayton, Ohio                          45459
 (Address of principal executive offices)                          (Zip code)

                                  937-428-6360
               (Registrant's telephone number including area code)

                                 Not applicable
         (Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
    CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors;
Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Election of Director. Effective March 15, 2007, the Board of Directors of Dayton Superior Corporation (the "Company") increased the number of directors of the Company to six and elected Sidney J. Nurkin to serve in the class of directors whose term will expire at the Company's annual meeting in 2009. Mr. Nurkin also was appointed to serve on the Audit Committee of the Board of Directors.

Prior to his retirement on December 31, 2006, Mr. Nurkin was a partner in the law firm of Alston & Bird LLP for more than five years. The Board of Directors of the Company has determined that Mr. Nurkin meets the independence requirements of Rule 10A-3 under the Securities and Exchange Act of 1934, as amended, and Nasdaq Rule 4350.

Mr. Nurkin will participate in the Company's director compensation program, as described in the Company's Registration Statement on Form S-1 (Reg. No. 137785). Also effective March 15, 2007, the Company entered into an Indemnification Agreement with Mr. Nurkin in substantially the form attached hereto as Exhibit 10.1.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits. The following is furnished as an exhibit to this Form 8-K pursuant to Item 601 of Regulation S-K:

     10.1 Form of Director Indemnification Agreement

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                          DAYTON SUPERIOR CORPORATION


Date: March 19, 2007                      By: /s/ Edward J. Puisis
                                              ----------------------------------
                                              Edward J. Puisis
                                              Executive Vice President and Chief
                                              Financial Officer

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                                  EXHIBIT INDEX
                                  -------------

Exhibit No.                        Description
-----------                        -----------

10.1                          Form of Director Indemnification Agreement